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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):      February 26, 1999


            COPLEY REALTY INCOME PARTNERS 2; A LIMITED PARTNERSHIP (Exact Name of Registrant as Specified in its Charter)


                                 Massachusetts
                (State or Other Jurisdiction of Incorporation)


     0-17810                                           04-2961376
(Commission File Number)                     (IRS Employer Identification No.)


 225 Franklin Street, 25th Floor
          Boston, MA                                             02110
(Address of principal executive offices)                       (Zip Code)

                                (617) 261-9000
              Registrant's Telephone Number, Including Area Code


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.
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     On February 26, 1999, Copley Realty Income Partners 2; A Limited
Partnership (the "Partnership") sold all of its interest in a property located at 14930 East Alondra Blvd., La Mirada, California. The property was sold to an unaffiliated third party (the "buyer") for gross proceeds of $7,150,000. The selling price was determined by arm's length negotiations between the Partnership and the buyer. The Partnership received net proceeds of approximately $6,900,000 and recognized a gain of approximately $700,000 on the sale.

Item 7.  Financial Statements and Exhibits.
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     In connection with the disposition of the asset discussed in Item 2 above, pro forma financial statements are presented below. The pro forma balance sheet is presented for the period ended September 30, 1998 (Exhibit A). The pro forma income statements are presented for the fiscal year ended December 31, 1997 (Exhibit B) and the period ended September 30, 1998 (Exhibit C).

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 9, 1999                  COPLEY REALTY INCOME PARTNERS 2;
                                           A LIMITED PARTNERSHIP
                                               (Registrant)

                                      By:  Second Income Corp.,
                                           Managing General Partner


                                      J. Christopher Meyer, III
                                      ---------------------------------
                                      Name:  J. Christopher Meyer, III
                                      Title: President, Chief Executive
                                      Officer and Director